SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a- 12
-------------------------------------------------------------------------------
Avitar, Inc. (File Number 1-15695)
(Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                  AVITAR, INC.
                                   65 Dan Road
                           Canton, Massachusetts 02021

                                                             January 26, 2004

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of the Stockholders of Avitar, Inc., a Delaware corporation ("Avitar"), at Avitar's offices at 65 Dan Road, Canton, Massachusetts 02021, on February 27, 2004 at 11:00 a.m.

     At the meeting you will be asked to consider and vote upon the ratification and approval of the issuance and reservation of shares of common stock in connection with (1) the first tranche of the September 2003 Private Placement with Gryphon Master Fund, L.P. ("Gryphon"), (2) the second tranche of the September 2003 Private Placement with Gryphon, (3) the New Financing, all as described in this Proxy Statement, and (4) any other business that properly comes before the meeting or any adjournments or postponements thereof.

     The Board of Directors recommends that shareholders vote FOR proposals 1, 2 and 3.

     Your vote is important. We urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying prepaid envelope. You may, of course, attend the Meeting and vote in person, even if you have previously returned your proxy card.

                                                       Sincerely yours,


                                                       Peter P. Phildius,
                                                       Chairman and Chief
                                                        Executive Officer

                                  Avitar, Inc.
                                   65 Dan Road
                           Canton, Massachusetts 02021


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To be held on February 27, 2004.


To the Stockholders of Avitar, Inc.:


     Notice is hereby given that the Special Meeting of Stockholders of Avitar, Inc., a Delaware corporation ("Avitar") will be held at 11:00 a.m., local time, on February 27, 2004 at Avitar's offices at 65 Dan Road, Canton, Massachusetts, for the following purposes:

(1) To consider and vote upon the ratification and approval of the issuance and reservation of all shares of Common Stock issued or issuable in connection with the first tranche of the September 2003 Private Placement with Gryphon Master Fund, L.P. ("Gryphon") described in this Proxy Statement;

(2) To consider and vote upon the ratification and approval of the issuance and reservation of all shares of Common Stock issued or issuable in connection with the second tranche of the September 2003 Private Placement with Gryphon described in this Proxy Statement;

(3) To consider and vote upon the ratification and approval of the issuance and reservation of all shares of Common Stock issued or issuable in connection with the New Financing described in this Proxy Statement; and

(4) To conduct such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Only record holders of Common Stock (and Preferred Stock convertible into Common Stock) at the close of business on January 20, 2004 are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. To ensure that your vote will be counted, please complete, sign, date and return the Proxy in the enclosed prepaid envelope whether or not you plan to attend the Special Meeting. You may revoke your proxy by notifying the Secretary of the Company in writing at any time before it has been voted at the Special Meeting.


January 26, 2004                              By Order of the Board of Directors
Canton, Massachusetts                         Jay C. Leatherman,
                                              Secretary,
                                              Avitar, Inc


     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING.

                                  Avitar, Inc.
                       -----------------------------------

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 27, 2004
                      ------------------------------------

         THE ACCOMPANYING PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVITAR, INC.

     If properly signed and returned and not revoked, the proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the matters listed on the proxy, in each case as recommended by the Board of Directors unless contrary instructions are given. At any time before it is voted, each proxy granted may be revoked by the stockholder by a later dated proxy, by written revocation addressed to the Secretary of Avitar, Inc. at the address below or by voting by ballot at the Special Meeting.

     The Company's principal executive offices are located at 65 Dan Road, Canton, Massachusetts 02021. This proxy statement and the accompanying proxy are being sent to stockholders on or about January 26, 2004. ANY PROXY MAY BE REVOKED IN PERSON AT THE SPECIAL MEETING, BY SUBMITTING A PROXY DATED LATER THAN THE PROXY TO BE REVOKED OR BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING AT ANY TIME PRIOR TO THE TIME THE PROXY IS VOTED.


                                VOTING SECURITIES



     The Board has fixed the close of business on January 20, 2004 as the record date (the "Record Date") for determination of stockholders entitled to receive notice of and to vote at the Special Meeting or any adjournment thereof. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, the Company had outstanding 101,727,635 shares of Common Stock and 137,202 shares of Preferred Stock, of which 5,928 were shares of Series B Preferred Stock, 93,333 were shares of Series D Preferred Stock and 1,000 were shares of 6% Convertible Preferred Stock. Stockholders are entitled to one vote for each share of Common Stock (including the shares into which each share of Series D and 6% Convertible Preferred Stock are convertible) and each share of Series B Preferred Stock on the business as may properly come before the meeting or any adjournments thereof. The holders of a majority of the outstanding voting shares constitute a quorum. Abstentions from voting and broker non-votes on a particular Proposal will be counted for purposes of determining the presence of a quorum but will not be counted as affirmative or negative votes on the Proposals.

     As of the Record Date, the directors and executive officers of Avitar as a group held 4,459,797 voting shares, representing 4.1% of the shares eligible to vote at the Special Meeting. (In addition, also as of the Record Date, beneficial owners of approximately 5% or more of Common Stock, as listed in the table of SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT in this Proxy Statement, held in the aggregate 19,746,778 voting shares, representing 18.1% of the shares eligible to vote at the Special Meeting.)

                         ACTION TO BE TAKEN UNDER PROXY

     All proxies for stockholders in the accompanying form that are properly executed and returned will be voted at the Special Meeting and any adjournments thereof in accordance with any specifications thereon or, if no specifications are made, will be voted for the Proposals described in this Proxy Statement.

                                  SOLICITATION

     Avitar will bear the entire cost of the solicitation of proxies from its stockholders, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of Avitar. No additional compensation will be paid to such persons for such services. Avitar has also employed the services of a professional solicitation company, Strategic Stock Surveillance LLC, to assist with solicitation of stockholders for a fee of $10,000 and Avitar will bear the entire cost.


                                  INTRODUCTION

     During 2003, the Company raised capital of approximately $3 million in private placements. Gryphon Master Fund, L.P. ("Gryphon") invested the majority of the new capital in private placements in August and September 2003 that are described below. In addition, Gryphon committed another $1 million in the September 2003 private placement subject to various conditions including shareholder approval.

     At the Annual Meeting in July 2003, the shareholders approved a proposed private placement. However, the proposed private placement did not close and the Company was able to obtain more favorable terms for the Company in the private placement with Gryphon in August 2003.

     The shares of the common stock of the Company are traded on The American Stock Exchange (AMEX). The Rules of AMEX require shareholder approval for the transactions with Gryphon (Proposals Nos. 1 and 2) and the New Financing (Proposal No. 3).


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of December 31, 2003 by (i) each person believed by the Company to be the beneficial owner of more than 5% of the outstanding Company Common Stock; (ii) each director of the Company; (iii) the Company's Chief Executive Officer and its four most highly compensated executive officers (other than the Chief Executive Officer) who earn over $100,000 a year; and (iv) all directors and executive officers of the Company as a group. Beneficial ownership by the Company's stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended. All shares of the Company Common Stock are owned both of record and beneficially, unless otherwise indicated.

Name and Address of Beneficial Owner (1) .................     No. Owned     %
                                                              ----------    ----
Peter P. Phildius (2)(3)(9)(12)  .........................     4,781,915     4.6
Douglas W. Scott (2)(4)(9)(13)  ..........................     3,457,296     3.4
Phildius, Kenyon & Scott("PK&S") (2)(9)  .................     1,792,595     1.8
Jay C. Leatherman, Jr.(2)(5) .............................       359,380     *
James Groth (2)(6)(14) ...................................       219,699     *
Neil R.Gordon (2)(7) .....................................       310,597     *
Charles R. McCarthy (2)(8) ...............................       269,323     *
GIN99 LLC (10) ...........................................     5,325,710     5.2
David Brown (11) .........................................    12,113,874    11.9
Gryphon Master Fund, LP (15) .............................    10,333,334     9.2
All directors and executive officers
  as a group (3)(4)(5)(6)(7)(8)(9)(10)(13)(14)(15)(16) ...     7,630,615     7.4

* Indicates beneficial ownership of less than one (1%) percent.

(1) Information with respect to holders of more than five (5%) percent of the outstanding shares of the Company's Common Stock was derived from, to the extent available, Schedules 13D and the amendments thereto on file with the Commission and the Company's records regarding Preferred Stock issuances.

(2) The business address of such persons, for the purpose hereof, is c/o Avitar, Inc., 65 Dan Road, Canton, MA 02021.

(3) Includes 1,668,120 shares of the Company's Common Stock, and options to purchase 1,321,200 shares of the Company's Common Stock. Also includes the securities of the Company beneficially owned by PK&S as described below in
     Note 10.

(4) Includes 715,501 shares of the Company's Common Stock, and options to purchase 949,200 shares of the Company's Common Stock. Also includes the securities of the Company beneficially owned by PK&S as described below in
     Note 10.

(5) Includes 5,630 shares of the Company's Common Stock, and options to purchase 353,750 shares of the Company's Common Stock.

(6) Includes 74,699 shares of the Company's Common Stock and options to purchase 145,000 shares of the Company's Common Stock.

(7) Includes 90,597 shares of the Company's Common Stock, warrants to purchase 90,000 shares of the Company's Common Stock granted to such director under a consulting agreement to provide services to the Company and options to purchase 130,000 shares of the Company's Common Stock.

(8) Includes 172,655 shares of the Common Stock, and options to purchase 96,668 shares of the Common Stock.

(9) Represents ownership of 1,732,595 shares of the Company's Common Stock, and options and warrants to purchase 60,000 shares of the Company's Common Stock. PK&S is a partnership of which Mr. Phildius and Mr. Scott are general partners.

(10) The address for such entity is GIN99, LLC, 668 North Coast Highway, Laguna Beach, CA 92651. Represents 5,325,710 shares of the Company's Common Stock.

(11) The business address for such person is 4101 Evans Avenue, Fort Meyers, FL 33901. Represents 12,113,874 shares of the Company's Common Stock.

(12) Does not include 67,000 shares of the Common Stock owned by Mr. Phildius' wife, all of which he disclaims beneficial ownership.

(13) Does not include 15,000 shares of the Common Stock owned by Mr. Scott's children, all of which he disclaims beneficial ownership.

(14) Does not include 10,929 shares of the Company's Common Stock owned by a trust established for Mr. Groth's children, all of which he disclaims beneficial ownership.

(15) The business address for such entity is 500 Crescent Court, #270, Dallas, TX 75201. Represents warrants to purchase 3,666,667 shares of the Company's Common Stock and preferred stock convertible into 6,666,667 shares of the Company's Common Stock, but limited to 9.9% beneficial holding.


     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     PK&S, a 1.8 % beneficial owner of the Company, provided consulting services to the Company from September 1989 to May 1995. On May 28, 1992, the Company entered into a written consulting agreement with PK&S, which reflected the provisions of a previous oral agreement approved by the Company's Board of Directors in October 1990. Pursuant to its arrangement with the Company, PK&S provided the services of each of Messrs. Phildius and Scott to the Company for approximately 20 hours per week.

     On May 19, 1995, the Company's Consulting Agreement ended and was replaced by the Employment Agreements with Messrs. Phildius and Scott (See "Employment Agreements"). As requested by Messrs. Phildius and Scott and approved by the Company's Board of Directors, the salary and benefits provided under the Employment Agreements will be paid directly to PK&S. Under the terms of the current employment agreements with Peter Phildius and Douglas Scott described above, the Company pays their salaries and related expenses directly to PK&S. The aggregate of salaries, fringe benefits and reimbursement of expenses paid to PK&S by the Company on behalf of Messrs. Phildius and Scott for fiscal years 2003 and 2002 totaled $364,989 and $448,727 respectively. The amount for 2003 reflects the temporary salary reductions in effect during Fiscal 2003.

     In October 1996, the Company entered into a consulting agreement with N.R. Gordon & Company, Inc. Neil Gordon, a member of the Company's Board of Directors, is the President of N.R. Gordon and Company, Inc. Under this agreement, N.R. Gordon & Company, Inc. provided financial consulting services for which it received 50,000 warrants at an exercise price of $0.93 per share and is paid $100.00 per hour for all services performed. In addition, N.R. Gordon & Company, Inc. was entitled to receive commissions for certain capital raising services. During Fiscal 1998, the Company canceled the 50,000 warrants granted to N.R. Gordon & Company in 1996 and replaced them with 100,000 warrants (of which 50,000 where exercised in October 2001 and the remaining 50,000 expired in 2003) to purchase the Company's Common Stock for $.25 per share. No services were provided to the Company under this Agreement during Fiscal 1999 and Fiscal 2000. In March 2001, the Company entered into a new consulting agreement with N.R. Gordon & Company, Inc. for financial consulting services. Under this new agreement, N.R. Gordon and Company, Inc. received warrants to purchase 40,000 shares of the Company's common stock at an exercise price of $.79 per share until February 2006 and is paid $100.00 per hour for services rendered to the Company. Expenses incurred for N.R. Gordon & Company, Inc. amounted to nothing in Fiscal 2003 and $4,082 in Fiscal 2002.


                                 PROPOSAL NO. 1

RATIFICATION AND APPROVAL OF THE ISSUANCE OF THE MAXIMUM NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ISSUED OR ISSUABLE IN CONNECTION WITH THE FIRST CLOSING OF THE SEPTEMBER 2003 PRIVATE PLACEMENT.

The Board of Directors has unanimously approved, and is hereby soliciting stockholder ratification and approval of, the issuance and reservation of the maximum number of shares of common stock issued and issuable in connection with the first closing of the private placement in September 2003 described below.

BACKGROUND

     In August 2003, the Company through a Placement Agent entered into a Securities Purchase Agreement with Gryphon raising gross proceeds of $700,000. (the "August 2003 Private Placement"). Gryphon, which is an accredited investor, acquired 700 shares of 8% Convertible Preferred Stock at a price per share of $1,000 and Warrants to purchase 4,666,666 shares of common stock at $0.01 per share. The 8% Convertible Preferred Stock is convertible into shares of common stock at $0.15 per share. Subsequent to the end of Fiscal 2003, Gryphon exercised the Warrants, converted the 8% Convertible Preferred Stock into 4,666,666 shares of common stock and sold all the resulting shares of common stock

     In September 2003, the Company, again through the Placement Agent, entered into another Securities Purchase Agreement with Gryphon (the "September 2003 Private Placement") raising gross proceeds in its first closing of $1,000,000. In the first closing, Gryphon acquired 1000 shares of 6% Convertible Preferred Stock at a price per share of $1,000 and Warrants to purchase 6,666,667 shares of common stock at $0.05 per share. The 6% Convertible Preferred Stock acquired in the first closing of the September 2003 Private Placement is convertible into shares of common stock at $0.15 per share.


     In the second closing, it is expected that Gryphon will acquire an additional 1,000 shares of 6% Convertible Preferred Stock, together with Warrants. The second $1,000,000 of Preferred Stock will be convertible into Common Stock at the greater of $0.15 per share or 80% of the 30-day moving average of closing price of Avitar common stock on the day prior to the second closing, and the Warrants issued in the second closing will be exercisable at the greater of $0.075 per share or 50% of the aforementioned 30-day moving average of closing price of Avitar common stock.


     The securities offered in the September 2003 Private Placement described in this Proxy Statement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

REASONS FOR THIS PROPOSAL

     As part of the September 2003 Private Placement, and to comply with applicable rules of The American Stock Exchange (AMEX), the Company has agreed to seek the approval of its shareholders for the issuance and reservation of all shares of common stock issued or issuable in connection with the September 2003 Private Placement ("Shareholder Approval"). (The second closing of the September 2003 Private Placement is discussed in Proposal No.2 below.)

     The Company's common stock trades on AMEX. According to AMEX Listing Standard Section 713, the Company is required to obtain stockholder approval of the sale, issuance or potential issuance of the Company's common stock, or securities convertible into the Company's common stock, if the aggregate number of shares to be issued or could be issued in the transaction and related transactions equals or exceeds 20% of the Company's then outstanding shares of common stock on the date of issuance (the "Share Limit") and the purchase price for such securities is less than the greater of the book value or market value of the common stock on the date of issuance (the "Value Limit").

     As of the commencement of the September 2003 Private Placement and the first closing, the aggregate number of shares of common stock that may be issuable in the September 2003 Private Placement, including upon conversion of the 6% Convertible Preferred Stock, exceeded the Share Limit and the purchase price was less than the Value Limit. Therefore, in accordance with AMEX Listing Standard Section 713, the Company is asking its stockholders to ratify and approve the issuance and reservation of the maximum number of shares of Common Stock issuable in both the first and second closings of the September 2003 Private Placement.

         TOTAL SHARES ISSUED AND COULD BE ISSUED FROM THE
         FIRST CLOSING OF THE SEPTEMBER 2003 PRIVATE PLACEMENT

         Shares underlying 6% Convertible Preferred Stock             6,666,667
         Issued in First Closing (September 2003)

         Shares underlying warrants issued in  First                  6,666,667
         Closing (September 2003)
                                                                   ------------

         Total Shares issuable from First Closing of
         September 2003 Private Placement:                           13,333,334

     The number of shares that could be issued from the first closing of the September 2003 Private Placement is 13,333,334 or 15.6% of the 85,470,264 shares that were outstanding before the August 2003 Private Placement. However, when aggregated with the maximum number of shares from the second closing of the September 2003 Private Placement (13,333,334), the combined number of shares issuable would be 26,666,668 or 31.2%. Further, if the number of shares issuable from the August 2003 Private Placement (9,333,332) were aggregated with both closings of the September 2003 Private Placement, the combined number of shares issuable would be 36 million shares or 42.12%.

     If all the shares from the first closing of the September 2003 Private Placement were issued, the minimum gross cash proceeds received by the Company for all such shares would be $1,000,000 or approximately $0.087 per share, which is approximately $0.093 per share less than the average $0.18 closing price on the AMEX during the 10 trading days preceding the first closing of the September 2003 Private Placement.

KEY TERMS OF THE SEPTEMBER 2003 PRIVATE PLACEMENT

     Registration of Shares of Common Stock. The Company has agreed to register the shares of common stock issuable in connection with the September 2003 Private Placement, including shares issuable upon conversion of the 6%
Convertible Preferred Stock and upon exercise of the Warrants. If the Registration Statement does not become effective by the agreed Effective Date or if its effectiveness is not maintained during the agreed period, the Company will be obligated to pay liquidated damages of 2% of the purchase price ($1 million for each closing) for each 30 days until effective (but no more than a total of 10%).

     Optional Conversion of 6% Convertible Preferred Stock. No more than 580 shares of 6% Convertible Preferred Stock may be converted into common stock until the earlier of (a) the six month anniversary of the first closing of the September 2003 Private Placement or (b) receipt of Shareholder Approval. When convertible, the shares of 6% Convertible Preferred Stock from the first closing are convertible, at the option of the holders, into shares of common stock at $0.15 per share. The conversion price will be subject to standard adjustments.

CONSEQUENCES IF SHAREHOLDERS DO NOT RATIFY AND APPROVE THE FIRST CLOSING OF THE SEPTEMBER 2003 PRIVATE PLACEMENT

     If ratification and approval of the first closing of the September 2003 Private Placement is not obtained, it is possible that the Company may exceed the Share Limit and therefore be subject to delisting. Further, if Shareholder Approval is not obtained for any of Proposals 1, 2 or 3, the Company may exceed the Share Limit and therefore be subject to delisting.

REQUIRED VOTE

     Ratification and approval of the issuance and reservation of the maximum number of shares of common stock issued or issuable in connection with the first closing of the September 2003 Private Placement requires the affirmative vote of the holders of a majority of the Avitar Common Stock and Preferred Stock present in person or by proxy at the Special Meeting (assuming a quorum exists) and entitled to vote thereon.

BOARD RECOMMENDATION

The Board of Directors of Avitar unanimously recommends a vote FOR ratification and approval of the issuance and reservation of the maximum number of shares issued or issuable in connection with the first closing of the September 2003 Private Placement.

                                 PROPOSAL NO. 2


RATIFICATION AND APPROVAL OF THE ISSUANCE OF THE MAXIMUM NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ISSUED OR ISSUABLE IN CONNECTION WITH THE SECOND CLOSING OF THE SEPTEMBER 2003 PRIVATE PLACEMENT.

The Board of Directors has unanimously approved, and is hereby soliciting stockholder ratification and approval of, the issuance and reservation of the maximum number of shares of common stock issued and issuable in connection with the second closing of the September 2003 Private Placement as described below.

BACKGROUND

     In the August 2003 Private Placement, the Company through a Placement Agent entered into a Securities Purchase Agreement with Gryphon raising gross proceeds of $700,000. Gryphon, which is an accredited investor, acquired 700 shares of 8% Convertible Preferred Stock at a price per share of $1,000 and Warrants to purchase 4,666,666 shares of common stock at $0.01 per share. The 8% Convertible Preferred Stock is convertible into shares of common stock at $0.15 per share. Subsequent to the end of Fiscal 2003, Gryphon exercised the Warrants, converted the 8% Convertible Preferred Stock into 4,666,666 shares of common stock and sold all the resulting shares of common stock

     In the September 2003 Private Placement, the Company, again through the Placement Agent, entered into another Securities Purchase Agreement with Gryphon raising gross proceeds in its first closing of $1,000,000. In the first closing, Gryphon acquired 1000 shares of 6% Convertible Preferred Stock at a price per share of $1,000 and Warrants to purchase 6,666,667 shares of common stock at $0.05 per share. The 6% Convertible Preferred Stock acquired in the first closing of the September 2003 Private Placement is convertible into shares of common stock at $0.15 per share.


     In the second closing, it is expected that Gryphon will acquire an additional 1,000 shares of 6% Convertible Preferred Stock, togeher with Warrants. The second $1,000,000 of Preferred Stock will be convertible into Common Stock at the greater of $0.15 per share or 80% of the 30-day moving average of closing price of Avitar common stock on the day prior to the second closing, and the Warrants issued in the second closing will be exercisable at the greater of $0.075 per share or 50% of the aforementioned 30-day moving average of closing price of Avitar common stock.



REASONS FOR THIS PROPOSAL

     As part of the September 2003 Private Placement, and to comply with applicable rules of The American Stock Exchange (AMEX), the Company has agreed to seek Shareholder Approval for the issuance and reservation of all shares of common stock issued or issuable in connection with the September 2003 Private Placement, including the second closing.

     The Company's common stock trades on AMEX. According to AMEX Listing Standard Section 713, the Company is required to obtain stockholder approval of the sale, issuance or potential issuance of the Company's common stock, or securities convertible into the Company's common stock, if the aggregate number of shares to be issued or could be issued in the transaction and related transactions equals or exceeds 20% of the Company's then outstanding shares of common stock on the date of issuance (the "Share Limit") and the purchase price for such securities is less than the greater of the book value or market value of the common stock on the date of issuance (the "Value Limit").

     As of the commencement of the September 2003 Private Placement and the first closing, the aggregate number of shares of common stock that may be issuable in the September 2003 Private Placement, including upon conversion of the 6% Convertible Preferred Stock, exceeded the Share Limit and the purchase price was less than the Value Limit. Therefore, in accordance with AMEX Listing Standard Section 713, the Company is asking its stockholders to ratify and approve the issuance and reservation of the maximum number of shares of Common Stock issuable in both the first and second closings of the September 2003 Private Placement.

         TOTAL SHARES ISSUED AND COULD BE ISSUED FROM THE
         SECOND CLOSING OF THE SEPTEMBER 2003 PRIVATE PLACEMENT

         Maximum Shares underlying 6% Convertible                   6,666,667
         Preferred Stock to be issued in Second Closing

         Maximum Shares underlying warrants to be                   6,666,667
         Issued in Second Closing
                                                                  ------------

         Total Maximum Shares issuable from Second Closing of
         September 2003 Private Placement:                         13,333,334


     The maximum number of shares that could be issued from the second closing of the September 2003 Private Placement is 13,333,334 or 15.6% of the 85,470,264 shares that were outstanding before the August 2003 Private Placement. However, when aggregated with the maximum number of shares from the first closing of the September 2003 Private Placement (13,333,334), the combined number of shares issuable would be 26,666,668 or 31.2%. Further, if the number of shares issuable from the August 2003 Private Placement (9,333,332) were aggregated with both closings of the September 2003 Private Placement, the combined number of shares issuable would be 36 million shares or 42.12%.


     If all the shares from the second closing of the September 2003 Private Placement were to be issued, the minimum gross cash proceeds received by the Company for all such shares would be $1,000,000 or approximately $0.093 per share, which is up to approximately $0.087 per share less than market prices up to $0.18 per share. The average closing price at January 15, 2004, for the prior 10 day period, was approximately $0.225 per share.



KEY TERMS OF THE SEPTEMBER 2003 PRIVATE PLACEMENT

     Registration of Shares of Common Stock. The Company has agreed to register the shares of common stock issuable in connection with the September 2003 Private Placement, including shares issuable upon conversion of the 6%
Convertible Preferred Stock and upon exercise of the Warrants. If the Registration Statement does not become effective by the agreed Effective Date or if its effectiveness is not maintained during the agreed period, the Company will be obligated to pay liquidated damages of 2% of the purchase price ($1 million for each closing) for each 30 days until effective (but no more than a total of 10%).

     Optional Conversion of 6% Convertible Preferred Stock. No more than 580 shares of 6% Convertible Preferred Stock may be converted into common stock until the earlier of (a) the six month anniversary of the first closing of the September 2003 Private Placement or (b) receipt of Shareholder Approval. When convertible, the shares of 6% Convertible Preferred Stock from the second closing are convertible, at the option of the holders, into shares of common stock at the greater of $0.15 per share or 80% of the 30-day moving average of closing price of Avitar common stock on the day prior to the second closing. The conversion price will be subject to standard adjustments.

CONSEQUENCES IF SHAREHOLDERS DO NOT RATIFY AND APPROVE THE SECOND CLOSING OF THE SEPTEMBER 2003 PRIVATE PLACEMENT

     If ratification and approval of the second closing of the September 2003 Private Placement is not obtained, it would delay necessary funding and may have an adverse effect upon the financial position of the Company. It is also possible that the Company may exceed the Share Limit and therefore be subject to delisting. Further, if Shareholder Approval is not obtained for any of Proposals 1, 2 or 3, the Company may exceed the Share Limit and therefore be subject to delisting.

REQUIRED VOTE

     Ratification and approval of the issuance and reservation of the maximum number of shares of common stock issued or issuable in connection with the second closing of the September 2003 Private Placement requires the affirmative vote of the holders of a majority of the Avitar Common Stock and Preferred Stock present in person or by proxy at the Special Meeting (assuming a quorum exists) and entitled to vote thereon.

BOARD RECOMMENDATION

The Board of Directors of Avitar unanimously recommends a vote FOR ratification and approval of the issuance and reservation of the maximum number of shares issued or issuable in connection with the second closing of the September 2003 Private Placement.



                                 PROPOSAL NO. 3


APPROVAL OF THE ISSUANCE OF THE MAXIMUM NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ISSUED OR ISSUABLE IN CONNECTION WITH THE NEW FINANCING.

The Board of Directors has unanimously approved, and is hereby soliciting stockholder approval of, the reservation and issuance during the fiscal year ending September 30, 2004 ("Fiscal 2004") of up to 20,000,000 shares of common stock issued or issuable in connection with the New Financing as described below.

BACKGROUND

     As reported in the Company's Annual Report for 2003, during Fiscal 2004, the Company's cash requirements are expected to include primarily the funding of operating losses, the payment of outstanding accounts payable, the repayment of certain notes payable, the funding of operating capital to grow the Company's drugs of abuse testing products and services, and the continued funding for the development of its ORALscreen product line. The cash available at September 30, 2003 along with the proceeds from the sale of USDTL and anticipated customer receipts is expected to be sufficient to fund the operations of the Company through February 2004. As part of the agreement covering the 6% Convertible Preferred Stock sold in September 2003, the investor agreed to purchase additional 6% Convertible Preferred Stock for $1,000,000 upon receipt of shareholder approval. Beyond that time, the Company will require significant additional financing from outside sources to fund its operations. The Company plans to continue working with placement agents and/or investment fund managers in order to raise approximately $10 million during the remainder of Fiscal 2004 from the sales of equity and/or debt securities. The Company plans to use the proceeds from these financings to provide working capital and capital equipment funding to operate the Company, to expand the Company's business, to further develop and enhance the ORALscreen drug screening systems and to pursue the development of in-vitro oral fluid diagnostic testing products. However, there can be no assurance that these financings will be achieved.

LIMITATIONS OF TERMS FOR NEW FINANCING

     Shareholders are requested to approve the authorization by the Board of Directors to reserve or issue common stock, warrants, convertible preferred stock or convertible debt financings during Fiscal 2004 that require or may require the issuance of up to 20,000,000 shares of common stock in the aggregate. However, the aforementioned maximum number of shares of common stock issued or issuable for any and all such financing shall also not exceed 160% of the number of shares of common stock that would be issued based on market price of the common stock at the time of the investment. (Market price shall be the average of the volume weighted average sales prices, as reported by Bloomberg LP, during the ten (10) trading days immediately preceding the date of each investment.)

REASONS FOR THIS PROPOSAL

     To comply with applicable rules of The American Stock Exchange (AMEX), the Company has agreed to seek Shareholder Approval for the issuance and reservation of all shares of common stock issued or issuable in connection with the New Financing.

     The Company's common stock trades on AMEX. According to AMEX Listing Standard Section 713, the Company is required to obtain stockholder approval of the sale, issuance or potential issuance of the Company's common stock, or securities convertible into the Company's common stock, if the aggregate number of shares to be issued or could be issued in the transaction and related transactions equals or exceeds 20% of the Company's then outstanding shares of common stock on the date of issuance (the "Share Limit") and the purchase price for such securities is less than the greater of the book value or market value of the common stock on the date of issuance (the "Value Limit").

     The aggregate number of shares of common stock that may issue or be issuable in the New Financing and related financings may exceed the Share Limit and the purchase price could be less than the Value Limit. Therefore, in accordance with AMEX Listing Standard Section 713, the Company is asking its stockholders to approve the issuance and reservation of the maximum number of shares of Common Stock issued or issuable in the New Financing.

TOTAL SHARES ISSUED AND COULD BE ISSUED FROM THE NEW FINANCING

 Total Maximum Shares issued and issuable from the New Financing     20,000,000

     The maximum number of shares that could be issued or issuable from the New Financing is 20,000,000 or 19.7% of the approximate 102 million shares that were outstanding at January 15, 2004. However, if aggregated with the maximum number of shares from the September 2003 Private Placement (26,666,668), the combined number of shares issuable would be 46,666,668 or 45.9%.

     If the maximum shares from the New Financing were to be issued, based on current market prices, the minimum gross cash proceeds received by the Company for all such shares would be $2,812,500 or approximately $0.14 per share, which is approximately $0.085 per share less than the average $0.225 closing price on the AMEX during the 10 trading days ending January 14, 2004.

CONSEQUENCES IF SHAREHOLDERS DO NOT RATIFY AND APPROVE THE
NEW FINANCING

     If ratification and approval of the New Financing is not obtained, it is possible that the Company may exceed the Share Limit and therefore be subject to delisting. Further, if Shareholder Approval is not obtained for any of Proposals 1, 2 or 3, the Company may exceed the Share Limit and therefore be subject to delisting.

REQUIRED VOTE

     Ratification and approval of the issuance and reservation of the maximum number of shares of common stock issued or issuable in connection with the New Financing requires the affirmative vote of the holders of a majority of the Avitar Common Stock and Preferred Stock present in person or by proxy at the Special Meeting (assuming a quorum exists) and entitled to vote thereon.

BOARD RECOMMENDATION

The Board of Directors of Avitar unanimously recommends a vote FOR ratification and approval of the issuance and reservation of the maximum number of shares issued or issuable in connection with the New Financing.



                                 OTHER BUSINESS

     The proxy confers discretionary authority on the proxies with respect to any other business, which may come before the Special Meeting. The Board of Directors of Avitar knows of no other matters to be presented at the Special Meeting. The persons named in the proxy will vote the shares for which they hold proxies according to their best judgment if any matters not included in this Proxy Statement properly come before the meeting.

                          SHARES AVITAR, INC. PROXY NO.
                    65 Dan Road, Canton, Massachusetts 02021


  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON FEBRUARY 27, 2004

     The undersigned hereby appoints Peter P. Phildius and Douglas W. Scott as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below and on the reverse hereof, all shares of common stock of Avitar, Inc. ("Avitar") or shares of Preferred Stock of Avitar held of record by the undersigned on January 20, 2004 at the Special Meeting of stockholders of Avitar to be held on February 27, 2004 or any adjournments thereof.


     The undersigned hereby revokes any proxies heretofore given to vote said shares.


     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and attached Proxy Statement dated January 26, 2004.


     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1, 2 and 3.

     Please sign exactly as your name appears to the left hereof. When signing as corporate officer, partner, attorney, administrator, trustee or guardian, please give your full title as such.


                                                        Dated            , 2004



                                                        Authorized Signature
                                                        Title

Please mark boxes on reverse hereof in blue or black ink. Please date, sign and return this Proxy Card promptly using the enclosed envelope.

[PG NUMBER]


1. To ratify and approve the issuance and reservation of shares of common stock issuable in connection with the first closing of the September 2003 Private Placement as described in the Proxy Statement.

        For                   Against              Abstain
        ----------------   ----------------       -------------

2. To approve the issuance and reservation of shares of common stock issuable in connection with the second closing of the September 2003 Private Placement as described in the Proxy Statement.

        For                   Against              Abstain
        ----------------   ----------------       -------------

3. To approve the issuance and reservation of shares of common stock issuable in connection with the New Financing as described in the Proxy Statement.

        For                Against          Abstain
         --------------    -----------------       --------------


And in their discretion, upon such other matters which may properly come before the meeting or any adjournment thereof.